Exhibit 10.6

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”) is made as of April 20, 2007 by and among ChinaCache International Holdings, a company incorporated in the Cayman Islands (the “Company”); SONG WANG, an individual with PRC Identification Card No.:             ; XIAO HONG KOU, an individual with PRC Identification Card No.:             ; and the Series B Investors listed on Schedule A hereto (each a “Series B Investor” and collectively the “Series B Investors”).  Song Wang and Xiao Hong Kou shall collectively be referred to as the “Founders” and each individually referred to as a “Founder.”

RECITALS

A.                                   The Series B Investors, the Founders and the Company are parties to that certain Series B Preferred Share Purchase Agreement dated as of April 11, 2007 (the “Series B Purchase Agreement”) relating to the issue and sale of Series B Preferred Shares of the Company to the Series B Investors.

B.                                     In connection with the transactions contemplated in the Series B Purchase Agreement (the “Series B Financing”), the Series B Investors agreed to grant the Founders options to acquire up to an aggregate of 3,400,000 Ordinary Shares held by the Series B Investors provided that the Company achieves certain net revenues as provided herein.

C.                                     The obligations of the Company, the Founders and the Series B Investors under the Series B Purchase Agreement are conditioned, among other things, upon the closing of the Series B Financing, and the execution and delivery of this Agreement by the Series B Investors, the Founders and the Company.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:

1.                                       Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below.  All other capitalized terms used herein without definition shall have the meanings set forth in the Series B Purchase Agreement:

1.1                                 “Affiliate” shall mean CCH or another entity that the applicable Founder holds shares in, which entity has been approved by the Series B Investors.

1.2                                 “Board” shall mean the board of directors of the Company.

1.3                                 “Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or a day on which banks are required to be closed in Singapore, Hong Kong or the PRC.

1.4                                 “CCH” shall mean Consolidated Capital Holdings, an exempted company incorporated under the laws of the British Virgin Islands;

1.5                                 “Cause” shall mean, with respect to the termination by the Company or a Related Entity of a Founder’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between such Founder and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Board, such Founder’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

1.6                                 “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7                                 “Continuous Service” shall mean that the provision of services to the Company or a Related Entity in any capacity of employee is not interrupted or terminated.  In jurisdictions requiring notice in advance of an effective termination as an employee, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an employee can be effective under applicable laws.  A Founder’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which such Founder provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in the capacity of an employee, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity of an employee.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

1.8                                 “Corporate Transaction” shall means any of the following transactions, provided, however, that the Board shall determine under parts (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)                                  a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(b)                                 the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)                                  the complete liquidation or dissolution of the Company;

(d)                                 any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(e)                                  an acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or a Company sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13D-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Board determines shall not be a Corporate Transaction.

1.9                                 “Disability” shall have the meaning ascribed to such term under the long-term disability policy of the Company or Related Entity to which a Founder provides services regardless of whether such Founder is covered by such policy.  If the Company or the Related Entity to which such Founder provides service does not have a long-term disability plan in place, “Disability” means that a Founder is unable to carry out the responsibilities and functions of the position held by such Founder by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days.  A Founder will not be considered to have incurred a Disability unless he furnished proof of such impairment sufficient to satisfy the Board in its discretion.

1.10                           “Exercise Notice” “ shall have the meaning ascribed to it in Section 2.1

1.11                           “Exercise Price” shall have the meaning ascribed to it in Section 3.1.

1.12                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.13                           “Grant Date” shall have the meaning ascribed to it in Section 2.1

1.14                           “IAS” shall mean the applicable International Accounting Standards published by the International Accounting Standards Board from time to time.

1.15                           “Lead Underwriter” shall have the meaning scribed to it Section 11.1

1.16                           “Notice” shall have the meaning ascribed to it in Section 2.2

1.17                           “Options” shall have the meaning ascribed to it in Section 2.

1.18                           “Option Period” shall have the meaning ascribed to it in Section 2.

1.19                           “Option Price” shall have the meaning ascribed to it in Section 2.

1.20                           “Option Shares” with respect to a Series B Investor shall mean that number of Ordinary Shares that are issued or issuable upon conversion of the Series B Preferred Shares held by such Series B Investor, which number of shares are set forth opposite the name of such Series B Investor in Schedule A.

1.21                           “Ordinary Shares” shall mean the Company’s ordinary shares, par value US$0.0001 per share.

1.22                           “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

1.23                           “Post-Termination Exercise Period” shall mean a period of three (3) months commencing from the Termination Date.

1.24                           “PRC” shall mean the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

1.25                           “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

1.26                           “Revenue Milestone” shall have the meaning ascribed to it in Section 2.1.

1.27                           “Series B Financing” shall have the meaning ascribed to it in Recital B.

1.28                           “Series B Preferred Shares” shall mean the Company’s Series B Preferred Shares, par value US$0.0001 per share.

1.29                           “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

1.30                           “Termination Date” shall have the meaning ascribed to it in Section 4.

1.31                           “UNCITRAL Rules” shall have the meaning ascribed to it in Section 13.2.

1.32                           “Vesting Commencement Date” shall mean the Grant Date.

1.33                           “Vesting Schedule” shall have the meaning ascribed to it in Section 3.3.

1.34                           “2007 Accounts” shall mean the Company’s audited consolidated financial statements for the fiscal year ending on December 31, 2007 prepared in accordance with IAS and audited by one of the “big four” international accounting firms.

1.35                           “2007 Revenue” shall mean Gross Revenue from the ordinary business of the Company less Taxes, as such terms are defined under IAS.

2.                                       Options Grant; Mechanics.

2.1                                 Contingent Grant of Options.  Pursuant to the terms and conditions of this Agreement, on March 31, 2008, or, if later, upon the date that the Company delivers the 2007 Accounts to the Series B Investors (such date, the “Grant Date”), if the 2007 Revenue as reflected in the 2007 Accounts is at least RMB148,505,627.21 (the “Revenue Milestone”), each

Series B Investor shall grant to each Founder an option to purchase that number of Option Shares set forth opposite such Series B Investor’s name on Schedule A (collectively, the “Options”).  The exercise price per Option Share shall be US$0.0001 (the “Option Price”).  For the avoidance of doubt, if the 2007 Revenue as reflected in the 2007 Accounts is less than the Revenue Milestone, the Options shall not be granted and this Agreement shall immediately terminate and be of no further force or effect.

2.2                                 Mechanics of Grant; Notice.  As soon as practicable following the Grant Date (and in any event, within ten (10) Business Days thereof), if the 2007 Revenue as reflected in the 2007 Accounts meets or exceeds the Revenue Milestone the Series B Investors shall send to each Founder a Notice of Stock Option Grant (the “Notice”) in the form attached as Exhibit A, in each case reflecting the number of Option Shares granted to each Founder.

3.                                       Exercise of Option.

3.1                                 Method of Exercise.  The Options shall be exercisable only in compliance with PRC laws and regulations and only in accordance with the Vesting Schedule set out in Section 3.3 and in the Notice.  The Options may be exercised, in whole or in part, by a Founder by providing a written notice (the “Exercise Notice”) to a Series B Investor and the Company at any time commencing from the Vesting Commencement Date and ending upon the earlier to occur of (x) the tenth (10th) anniversary of the Vesting Commencement Date and (y) the consummation of a Corporate Transaction (such period being the “Option Period”).  The Exercise Notice shall specify: (i) the number of Option Shares to be purchased, (ii) the aggregate Option Price to be paid (the “Exercise Price”), (iii) whether the Option Shares are to be transferred to an Affiliate or the Founder and the name of the Affiliate, (iv) an expected date of completion of the transfer.  The Exercise Notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price.

3.2                                 Conversion and Transfer Mechanics.  Upon receipt of the Exercise Notice, the applicable Series B Investors shall notify the Company to convert such number of Series B Preferred Shares into the number of Option Shares specified in the Exercise Notice and transfer and deliver such Option Shares to the applicable Founder or Affiliate designated by such Founder against payment by the Founder of the Exercise Price pursuant to Section 3.5 below.  The Company agrees to make any such conversion concurrent with the actual transfer of such Option Shares and take all other necessary steps to facilitate the transfer of the Option Shares as specified in the Exercise Notice.

3.3                                 Taxes.  No Option Shares will be delivered to a Founder (including any Affiliate of such Founder) or other person pursuant to the exercise of the Option until the Founder or other person has made arrangements acceptable to the Series B Investors and the Company for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax of obligations of the Founder incident to the receipt of Option Shares.  Upon exercise of the Options, the Company, the Series B Investors or the Founder’s employer may offset or withhold or collect from the Founder or other person an amount sufficient to satisfy such tax withholding obligations.

3.4                                 Vesting Schedule.  Subject to such Founder’s Continuous Service and except as may otherwise be agreed to by the parties in a severance or other agreement, the Options may be exercised in whole or in part in accordance with the following schedule:

Twenty-five percent (25%) of the Option Shares shall vest twelve (12) months after the Vesting Commencement Date, the second twenty-five percent (25%) of the Option Shares shall vest twenty-four (24) months after the Vesting Commencement Date, the third twenty-five percent (25%) of the Option Shares shall vest thirty-six (36) months after the Vesting Commencement Date and the fourth twenty-five percent (25%) of the Option Shares shall vest forty-eight (48) months after the Vesting Commencement Date (the “Vesting Schedule”)

During any leave of absence of any Founder that is authorized by the Board, the vesting of the Option Shares as provided in the above schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days.  Vesting of the Option Shares shall resume upon the Founder’s termination of the leave of absence and return to service of the Company or a Related Entity.  The Vesting Schedule of the Option Shares shall be extended by the length of the suspension.

3.5                                 Method of Payment.  Payment of the Exercise Price shall be made by cash or check, or a combination thereof, at the election of the Founder; provided, however, that such exercise method does not then violate any applicable laws or regulations.

4.                                       Termination or Change of Continuous Service.  In the event a Founder’s Continuous Service terminates, other than for Cause, such Founder may, but only during the Post-Termination Exercise Period, exercise the portion of the Options that are vested at the date of such termination (the “Termination Date”) in accordance with this Agreement except as may otherwise be agreed to by the parties in severance or other agreement.  The Post-Termination Exercise Period shall commence on the Termination Date.  In the event of termination of such Founder’s Continuous Service for Cause, such Founder’s right to exercise the Options shall, except as otherwise determined by the Series B Investors, terminate concurrently with the termination of such Founder’s Continuous Service (also the “Termination Date”).  In no event, however, shall the Options be exercised after the termination of the Option Period.  Except as provided in Sections 5 below, to the extent that the Option was unvested on the Termination Date, or if such Founder does not exercise the vested portion of the Options within the Post-Termination Exercise Period, the Options shall terminate.

5.                                       Disability of Founder.  In the event a Founder’s Continuous Service terminates as a result of his or her Disability, such Founder may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the termination of the Option Period), exercise the portion of the Options that was vested on the Termination Date.  To the extent that the Options are unvested on the Termination Date, or if such Founder does not exercise the vested portion of the Options within the time specified herein, the Options shall terminate.

6.                                       Death of Founder.  In the event of the termination of a Founder’s Continuous Service as a result of his or her death, or in the event of such Founder’s death during the Post-Termination Exercise Period, the person who acquired the right to exercise such Founder’s

Options pursuant to Section 7 may exercise the portion of the Options that was vested at the date of termination within three (3) months commencing on the date of death (but in no event later than the termination of the Option Period).  To the extent that the Options are unvested on the date of death, or if the vested portion of the Options is not exercised within the time specified herein, the Options shall terminate.

7.                                       Transferability of Options.  A Founder may designate one or more beneficiaries of such Founder’s Options in the event of such Founder’s death on a beneficiary designation form provided by the Company.  Following the death of such Founder, the Options, to the extent provided in Section 6, may be exercised by such Founder’s legal representative or by any person empowered to do so under the deceased Founder’s will or under the then applicable laws of descent and distribution.  The terms of the Options shall be binding upon the executors, administrators, heirs, successors and transferees of such Founder.

8.                                       Corporate Transaction.  In the event of a Corporate Transaction, the Options shall automatically become fully vested and exercisable for all of the Option Shares at the time represented by such portion of the Options, immediately prior to the specified effective date of such Corporate Transaction, provided that such Founder’s Continuous Service has not terminated prior to such date.  The Options that are not exercised prior to the consummation of such Corporate Transaction shall terminate.

9.                                       Transfer of Rights.  The Options and the rights of each Founder hereunder shall not be transferable or assignable except to an Affiliate.  The terms of this Agreement shall be binding upon any such Affiliate.

10.                                 Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11.                                 Lock-Up Agreement.

11.1                           Agreement.  The Founder (including any Affiliate, as applicable), if requested by the Company and the lead underwriter of any public offering of the Ordinary Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Ordinary Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during the 200-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify.  The Founders further agrees to sign and procure their Affiliates, if any , to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Ordinary Shares subject to the lock-up period until the end of such period.  The Company and the Founders acknowledge that each Lead Underwriter of a public offering of the Company’s shares, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

11.2                           No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Ordinary Shares until the earlier of (i) the expiration of the lock-up period specified in Section 1111.1 in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 9 may not be amended or waived except with the consent of the Lead Underwriter.

12.                                 Amendment.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Founders and the Series B Investors holding a majority of the sum of the number of outstanding Ordinary Shares then held by all Series B Investors plus the number of Ordinary Shares issuable upon conversion of all outstanding Series B Preferred Shares then held by all Series B Investors.  Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, each Series B Investor, and each Founder.

13.                                 Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile at the number set forth below, upon a successful transmission report being generated by the sender’s machine; or (c) three (3) Business Days after deposit with an internationally-recognized overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company, each Founder and CCH:

c/o Beijing Blue I.T. Technologies Co., Ltd. 6th Floor, Xing Ke Building No. 10 Jiu Xianqiao Road Chaoyang District, Beijing 100016, PRC Fax Number: +8610 6437 4251

To the Series B Investors: The addresses and fax numbers set forth opposite each Series B Investor on Schedule B

14.                                 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

15.                                 Pronouns.  All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require.

16.                                 Governing Law.  This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

17.                                 Dispute Resolution.

17.1                           Negotiation Between Parties; Mediation.  The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant parties, then each party to the dispute that is a company shall nominate one authorized officer as its representative.  The relevant parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either party to call such a meeting, meet in person and alone (except for one assistant for each party) and shall attempt in good faith to resolve the dispute.  If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration.  If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party to the dispute may begin formal arbitration proceedings to be conducted in accordance with subsection (b) below.  This procedure shall be a prerequisite before taking any additional action hereunder.

17.2                           Arbitration.  In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English.  Notwithstanding anything in this Agreement or in the UNCITRAL Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Series B Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Series B Investor or its Affiliates to conduct its respective business operations or to make or dispose of any other investments.  The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

20.                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

21.                                 Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Song Wang	/s/ Xiao-Hong Kou
Song Wang as an individual	Xiao-Hong Kou as an individual

CHINACACHE INTERNATIONAL HOLDINGS LTD.

	By:	/s/ Xiao-Hong Kou
Name:
Title:

SIGNATURE PAGE TO OPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

QIMING VENTURE PARTNERS, L.P., a Cayman Islands exempted limited partnership				QIMING MANAGING DIRECTORS FUND, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP, L.P., a Cayman Island exempted limited partnership			By:	QIMING CORPORATE GP, LTD., a Cayman Island corporation
Its:	General Partner

	By:	QIMING CORPORATE GP, LTD., a Cayman Island corporation			By:	/s/ Managing Director
					Its:	Managing Director

		By:	/s/ Managing Director
		Its:	Managing Director

IGNITION VENTURE PARTNERS III, L.P., a Delaware limited partnership				IGNITION MANAGING DIRECTORS FUND III, LLC, a Delaware limited liability company

By:	IGNITION GP III, LLC, a Delaware limited liability company			By:	/s/ Managing Director
				Its:	Managing Director

	By:	/s/ Managing Director
	Its:	Managing Director

SIGNATURE PAGE TO OPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAFCO ASIA TECHNOLOGY FUND II		INTEL CAPITAL CORPORATION

By	/s/ Vincent Chan Chun Hung	By	/s/ Michael J Scown
Name: Vincent Chan Chun Hung		Name: Michael J Scown
Title: Attorney		Title: Authorised Signatory

INVESTOR INVESTMENTS ASIA LIMITED		INVESTOR GROUP ASIA LP

By	/s/ Nigel Govett	By	/s/ Nigel Govett
Name: Nigel Govett		Name: Nigel Govett
Title: “A” Director		Title: “A” Director

INVESTOR INVESTMENTS ASIA LIMITED		INVESTOR GROUP ASIA LP

By	/s/ Marc Hollander	By	/s/ Marc Hollander
Name: Marc Hollander		Name: Marc Hollander
Title: “B” Director		Title: “B” Director

SIG CHINA INVESTMENTS ONE, LTD		STARR INTERNATIONAL CAYMAN, INC.

By	/s/ Michael L Spolan	By:	/s/ STARR INTERNATIONAL CAYMAN, INC.
Name:	Michael L Spolan	Name:
Title:	Vice President	Title:
SIG Asia Investment LLLP
authorized agent for
SIG China Investments One, Ltd.

SIGNATURE PAGE TO OPTION AGREEMENT

SCHEDULE A

SCHEDULE OF OPTIONS

Series B Investor	Options Shares to be Granted to Song Wang	Options Shares to be Granted to Jean Kou
Qiming Venture Partners, L.P.	490,868	401,620
Qiming Managing Directors Fund, L.P.	7,338	6,004
Ignition Venture Partners III, L.P.	207,453	169,734
Ignition Managing Directors Fund III, LLC	6,064	4,961
Starr International Cayman, Inc.	593,103	485,266
SIG China Investments One, Ltd	177,931	145,580
JAFCO Asia Technology Fund II	59,310	48,527
Intel Capital Corporation	118,621	97,053
Investor Investments Asia Limited	146,518	119,879
Investor Group Asia LP	62,794	51,376
TOTAL	1,870,000	1,530,000

SCHEDULE B

NOTICES

Series B Investor	Address for Notices

QIMING VENTURE PARTNERS, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-0798

QIMING MANAGING DIRECTORS FUND, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-0798

IGNITION VENTURE PARTNERS III, L.P.	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-079

IGNITION MANAGING DIRECTORS FUND III, LLC	11400 SE Sixth Street Suite 100 Bellevue, Washington 98004 Attention: Robert Headley Phone: (425) 709-0772 Fax: (425) 709-079

STARR INTERNATIONAL CAYMAN, INC.	Suite 1405-7, Two Exchange Square, 8 Connaught Place Central, Hong Kong Attention: Mr Cesar Zalamea / Ms Elaine Zong Fax: 2905 1555

SIG CHINA INVESTMENTS ONE, LTD	[ ]

JAFCO ASIA TECHNOLOGY FUND II

c/o JAFCO Investment (Asia Pacific) Ltd

6 Battery Road

#42-01 Singapore 049909

Attention:  The President

Fax: +65 6221-3690

With a copy to:

JAFCO Investment (Hong Kong) Ltd.

30/F Two International Finance Centre

8 Finance Street

Central Hong Kong

Attention:  General Manager

Fax: +852 2536-1979

INTEL CAPITAL CORPORATION	c/o Intel Semiconductor Ltd 32/F Two Pacific Place 88 Queensway Central Hong Kong Attention: APAC Portfolio Manager Fax: +852 2240-3775

INVESTOR INVESTMENTS ASIA LIMITED	National Westminster House Le Truchot, St Peter Port Guernsey, GY1 4PW Attention: Mr. Wayne Tallowin Fax: +44 1481 732 616

INVESTOR GROUP ASIA LP	By Investor Group Asia G.P. Ltd, its General Partner National Westminster House Le Truchot, St Peter Port Guernsey, GY1 4PW Attention: Mr. Wayne Tallowin Fax: +44 1481 732 616

EXHIBIT A

NOTICE OF STOCK OPTION AWARD

Founder’s Name and Address:

You (the “Founder”) have been granted options to purchase Ordinary Shares (the “Options”) by [                      ] the (“Series B Investor”), subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”) and an (the “Option Agreement”) attached hereto, as follows.  The Options shall be held by you.  Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Notice.

Vesting Commencement Date
Exercise Price per Share	$
Total Number of Ordinary Shares
Subject to the Options
(the “Option Shares”)
Total Exercise Price	$
Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Founder’s Continuous Service the Options may be exercised in whole or in part in accordance with the following schedule:

Twenty-five percent (25%) of the Option Shares shall vest twelve (12) months after the Vesting Commencement Date, the second twenty-five percent (25%) of the Option Shares shall vest twenty-four (24) months after the Vesting Commencement Date, the third twenty-five percent (25%) of the Option Shares shall vest thirty-six (36) months after the Vesting Commencement Date and the fourth twenty-five percent (25%) of the Option Shares shall vest forty-eight (48) months after the Vesting Commencement Date

During any leave of absence of any Founder that is authorized by the Board, the vesting of the Option Shares as provided in the above schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days.  Vesting of the Option Shares shall resume upon the Founder’s termination of the leave of absence and return to service of the Company or a Related Entity.  The Vesting Schedule of the Option Shares shall be extended by the length of the suspension.

IN WITNESS WHEREOF, the Series B Investor and the Founder have executed this Notice and agree that the Options are to be governed by the terms and conditions of this Notice and the Option Agreement.

[Series B Investor]

By:

Title:

THE FOUNDER ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTIONS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE FOUNDER’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE FOUNDER (INCLUDING ANY HOLDING COMPANY OF SUCH FOUNDER) FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE FOUNDER (INCLUDING ANY HOLDING COMPANY OF SUCH FOUNDER) ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE FOUNDER’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE FOUNDER’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE FOUNDER PROVIDES SERVICES TO TERMINATE THE FOUNDER’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

The Founder acknowledges receipt of a copy of the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Options subject to all of the terms and provisions hereof and thereof.  The Founder has reviewed this Notice and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Option Agreement.

The Founder further acknowledges and agrees that the Options are being granted in full satisfaction of the Series B Investor’s obligation to issue the Founder stock options and the Founder shall have no rights with respect to any additional options.  In the event the Founder has previously received any documentation with respect to this or any other prior option, the Founder acknowledges and agrees that such documentation and option are of no further force and effect and are superseded in their entirety by this Notice and Option Agreement.

Dated:	Signed:
Founder